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CUSIP No. 40413N106              SCHEDULE 13D                     Page 15 of 21
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                                    EXHIBIT 2
                              STANDSTILL AGREEMENT

                              STANDSTILL AGREEMENT


         THIS STANDSTILL AGREEMENT ("Agreement"), dated the 29th day of August, 2001, is made by and between HCB Bancshares, Inc., an Oklahoma corporation ("HCBB"), on the one hand, and Stilwell Value Partners IV, L.P., Stilwell Associates, L.P., Stilwell Value LLC, and Joseph Stilwell, (collectively, the "Stilwell Group"), and _________________ ("Stilwell Director") on the other.

         WHEREAS, HCBB, the Stilwell Group and the Stilwell Director have agreed that it is in their mutual interests to enter into this Agreement as hereinafter described.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, and agreements contained herein, and other good and valuable consideration, the parties hereto mutually agree as follows:

         1. Representations and Warranties of Stilwell Group. The Stilwell Group hereby represents and warrants to HCBB as follows:

                  a. The Stilwell Group has beneficial ownership of 150,850 shares of common stock of HCBB and has full and complete authority to enter into this Agreement and to bind the entire number of shares of the common stock of HCBB which it holds, or may hold, including any shares purchased in the future, to the terms of this Agreement. This Agreement constitutes a valid and binding agreement of the Stilwell Group.

                  b. There are no arrangements, agreements or understandings between the Stilwell Group and HCBB other than as set forth in this Agreement.

         2. Representations and Warranties of HCBB. HCBB hereby represents and warrants to the Stilwell Group, as follows:

                  a. HCBB full has power and authority to enter into and perform its obligations under this Agreement, and the execution and delivery of this Agreement by HCBB has been duly authorized by the Board of Directors of HCBB and requires no further Board of Directors or stockholder action. This Agreement constitutes a valid and binding obligation of HCBB and the performance of its terms does not constitute a violation of its certificate of incorporation or by-laws.

                  b. There are no arrangements, agreements or understandings between the Stilwell Group and HCBB other than as set forth in this Agreement.

         3. Representations and Warranties of the Stilwell Director. The Stilwell Director hereby represents and warrants to HCBB as follows:

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CUSIP No. 40413N106              SCHEDULE 13D                     Page 16 of 21
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                  a. The Stilwell Director is a person who qualifies under all applicable Office of Thrift Supervision regulations governing directors of thrifts.

                  b. The Stilwell Director meets the qualifications for service as a director set forth in clauses (1), (2) and (3) of Section 14(b) of
         Article III of HCBB's Bylaws and in clauses (1), (2) and (3) of Section 15(b) of Article III of the Bylaws of HEARTLAND Community Bank.

                  c. No event has occurred with respect to the Stilwell Director that would require disclosure in an HCBB report filed pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, pursuant to Item 401(f) of Regulation S-K.

         4. Stilwell Group's Prohibited Conduct. Unless this Agreement is terminated, for so long as HCBB meets the Financial Goal set forth in Paragraph 9 below and complies with the terms of this Agreement, no member of the Stilwell Group or the Stilwell Director shall (a) solicit proxies, or participate in any manner in the solicitation of proxies, from HCBB's stockholders to elect persons to the Board of Directors or to approve shareholder proposals, or (b) make any public statement critical of HCBB, its Board or management.

         5. Operational Decisions. Unless this Agreement is terminated, for so long as HCBB meets the Financial Goal set forth in Paragraph 9 below and complies with the terms of this Agreement, the Stilwell Group and the Stilwell Director shall not in any way interfere with any operational decisions of HCBB.

         6. Voting at Annual Meetings of Stockholders. Unless this Agreement is terminated, for so long as HCBB meets the Financial Goal set forth in Paragraph 9 below and complies with the terms of this Agreement, at all Annual Meetings of Stockholders the Stilwell Group and the Stilwell Director shall vote all of the shares of HCBB common stock beneficially owned by its members for each of HCBB's nominees for election to the HCBB Board of Directors, for the ratification of the appointment of HCBB's independent auditors and, in other matters, in accordance with the recommendation of the HCBB Board of Directors.

         7. HCBB's Independence. Unless this Agreement is terminated, for so long as HCBB meets the Financial Goal set forth in Paragraph 9 below and complies with the terms of this Agreement, the Stilwell Group and the Stilwell Director shall fully support the independence of HCBB and otherwise support the decisions made by the Board of Directors.

         8. Directorships and Committees. HCBB agrees that within seven (7) days after the Stilwell Director's execution of the Agreement, the Stilwell Director will be appointed to the Board of Directors of HCBB and the Boards of Directors of each of HCBB's wholly owned subsidiaries ("Subsidiaries"). (The Board of Directors of HCBB or its Subsidiary may be referred to hereinafter individually as the "Board", or collectively as the "Boards").

                  a. The Stilwell Director will be appointed to the Class of Directors of HCBB whose terms expire at the 2003 Annual Meeting of Stockholders. The procedure for the selection of the Stilwell Director shall be as follows: The Stilwell Group will propose a director to HCBB ("Proposed Director"). If the Proposed Director is not reasonably determined by HCBB to be qualified to sit as a director, Stilwell shall be entitled to propose additional candidates to HCBB until HCBB approves a candidate as a Stilwell Director ("Additional Candidates"). HCBB will not unreasonably withhold approval of the Proposed Director or any Additional Candidates. The Stilwell Group shall submit the name and resume of the Proposed Director within three (3) days from the execution of this Agreement and HCBB will make its determination within ten (10) days thereafter. If HCBB wishes to meet the Proposed Director in person, the Stilwell Group will make the Proposed Director available to HCBB at a mutually convenient date, within such ten (10) days. If necessary, the parties will follow the same timetable for any Additional Candidates, with the period beginning from the time HCBB rejects the Proposed Director or previous Additional Candidate. The Stilwell Director shall execute this Agreement upon his approval by HCBB.

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CUSIP No. 40413N106              SCHEDULE 13D                     Page 17 of 21
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                  b. HCBB and its Subsidiaries agree to make all necessary
         amendments to their by-laws or certificates of incorporation to enable the Stilwell Director to sit on the Boards, including to expand the Boards and provide that any residency requirements be inapplicable to the Stilwell Director.

                  c. The Stilwell Director will be entitled to receive the identical compensation and benefits being paid to the two newest non-employee directors of HCBB.

                  d. The Stilwell Group shall not provide, and the Stilwell Director shall not accept, any incentive or compensation to the Stilwell Director that would influence the Stilwell Director to recommend that HCBB enter into a transaction for the sale of HCBB or to recommend any other significant initiative affecting HCBB and its stockholders.

                  e. If the Stilwell Director resigns from any Board, is removed from any Board for cause, if he is not renominated for election, or if he dies, the Stilwell Group will be entitled to replace the Stilwell Director with another individual ("Replacement Director"), who is reasonably determined by the Board of HCBB to be qualified to serve and if the Replacement Director is qualified, HCBB and the Subsidiaries shall take all action to immediately appoint the Replacement Director to the respective Boards. The Replacement Director will serve out the remaining term and be re-elected and re-appointed to the Boards pursuant to Paragraph 7(g) below. The Replacement Director will enjoy all of the rights and benefits of this Agreement and shall be bound by its terms. If the Board of HCBB does not appoint a Replacement Director, this agreement will be deemed terminated.

                  f. For so long as any Stilwell Director is a member of the Board of Directors of HCBB and its Subsidiaries, he will be appointed to either the Audit or Compensation Committees.

                  g. HCBB and its Board agree to nominate and support the Stilwell Director or Replacement Director for re-election to the Board of HCBB at the expiration of each of his terms, and he shall be re-appointed to the Boards of the Subsidiaries so long as the Board of HCBB reasonably determines that the Stilwell Director is qualified to serve. If the Stilwell Director or the Replacement Director is not re-appointed, this agreement will be deemed terminated.

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CUSIP No. 40413N106              SCHEDULE 13D                     Page 18 of 21
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         9. Financial Goal.

                  a. HCBB agrees to adopt a target to achieve an ROE greater than the "Average" for All Publicly Traded Thrifts (excluding MHC's) as published by SNL Securities for the fiscal year beginning July 1, 2002, and every year thereafter (the "Financial Goal"). If the Financial Goal set forth above is not met, the Board of HCBB agrees to retain an investment banking firm to help the Board evaluate alternatives to maximize shareholder value of HCBB.

                  b. HCBB agrees to retain an investment banking firm within sixty (60) days after the execution of this agreement to assist HCBB in reviewing its balance sheet including its securities portfolio and the merits of stock repurchases including dutch auctions. The Board of HCBB will consider substantially reducing its securities portfolio and conducting a dutch auction(s) if it determines, after due consideration, that it would be in the best interests of HCBB's stockholders.

         10. Termination. This Agreement shall terminate and the Stilwell Director shall immediately tender his resignation from the Board of HCBB and each of its subsidiaries, if requested by the Board of HCBB as a result of a majority vote in favor of such resignation by the Board of HCBB, upon the earlier of (i) the Stilwell Group having beneficial ownership of less than five percent of the outstanding shares of common stock of HCBB; (ii) the closing of an acquisition by ownership, holding or power to vote of more than 50% of HCBB's voting stock by any party, other than the parties to this Agreement, which results from any agreement executed by HCBB including any merger, acquisition or other type of business combination, (iii) the dissolution, merger or any other transaction which results in the failure of Stilwell Value Partners IV, L.P., Stilwell Associates, L.P. or Stilwell Value LLC to exist as legal entities, (iv) the death or incapacity of Joseph Stilwell; or (v) the fifth anniversary of the execution of this Agreement.

         11. Public Announcement. The parties shall disclose the existence of this Agreement within three (3) business days after its execution by the Stilwell Group and HCBB. The parties will make separate disclosures, however, they will coordinate the disclosures to occur on or about the same day. This Agreement shall be attached to each party's disclosure. Before the disclosures are made, the parties will share the contents with each other. Additional disclosures identifying the Stilwell Director will be made by the parties after the Stilwell Director executes this Agreement.

         12. Remedies. HCBB, the Stilwell Group and the Stilwell Director acknowledge and agree that a breach or threatened breach by either party may give rise to irreparable injury inadequately compensable in damages, and accordingly each party shall be entitled to injunctive relief to prevent a breach of the provisions hereof and to enforce specifically the terms and provisions hereof in any state or federal court having jurisdiction, in addition to any other remedy to which such aggrieved party may be entitled to at law or in equity. In the event either party institutes any legal action to enforce such party's rights under, or recover damages for breach of, this Agreement, the prevailing party or parties in such action shall be entitled to recover from the other party or parties all costs and expenses, including but not limited to actual attorneys' fees, court costs, witness fees, disbursements and any other expenses of litigation or negotiation incurred by such prevailing party or parties.

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CUSIP No. 40413N106              SCHEDULE 13D                     Page 19 of 21
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         13. Notices. All notice requirements and other communications shall be deemed given when delivered or on the following business day after being sent by overnight courier with a nationally recognized courier service such as Federal Express, addressed to the Stilwell Group, the Stilwell Director and HCBB as follows:

      The Stilwell Group:
                              Mr. Joseph Stilwell
                              26 Broadway 23rd Floor
                              New York, New York  10004

      With a copy to:
                              Spencer L. Schneider, Esq.
                              145 Hudson Street
                              New York, New York  10013

      The Stilwell Director:
                              -------------------------
                              -------------------------
                              -------------------------
      With a copy to:
                              -------------------------
                              -------------------------
                              -------------------------
HCBB:
                              Mr. Cameron D. McKeel
                              HCB Bancshares, Inc.
                              237 Jackson Street S.W.
                              Camden, Arkansas  71701-3941

      With a Copy to:
                              Gary R. Bronstein, Esq.
                              Stradley Ronon Housley Kantarian & Bronstein, LLP 1220 19th Street, N.W, Suite 700
                              Washington, D.C.  20036

         14. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties in connection therewith not referred to herein.

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CUSIP No. 40413N106              SCHEDULE 13D                     Page 20 of 21
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         15. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, and signature pages may be delivered by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         16. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Oklahoma.

         18. Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         19. Successors and Assigns. This Agreement shall not be assignable by any of the parties to this Agreement, except the terms shall be applicable to a Replacement Director.

         20. Survival of Representations, Warranties and Agreements. All representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

         21. Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

         22. Further Action. Each party agrees to execute any and all documents, and to do and perform any and all acts and things necessary or proper to effectuate or further evidence the terms and provisions of this Agreement.

                  [Remainder of Page Intentionally Left Blank]

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CUSIP No. 40413N106              SCHEDULE 13D                     Page 21 of 21
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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                         HCB BANCSHARES, INC.


                         /s/ Vida H. Lampkin
                         ----------------------------------------------
                         By: Vida H. Lampkin
                             Chairman of the Board


                         /s/ Cameron D. McKeel
                         ----------------------------------------------
                         By: Cameron D. McKeel
                             Chief Executive Officer

                         STILWELL VALUE PARTNERS IV, L.P.


                         /s/ Joseph Stilwell
                         ----------------------------------------------
                         By: STILWELL VALUE LLC
                             General Partner


                         /s/ Joseph Stilwell
                         ----------------------------------------------
                         By: Joseph Stilwell
                             Managing and Sole Member

                         STILWELL ASSOCIATES, L.P.


                         /s/ Joseph Stilwell
                         ----------------------------------------------
                         By: STILWELL VALUE LLC
                             General Partner


                         /s/ Joseph Stilwell
                         ----------------------------------------------
                         By: Joseph Stilwell
                             Managing and Sole Member

                         STILWELL VALUE LLC


                         /s/ Joseph Stilwell
                         ----------------------------------------------
                         By: Joseph Stilwell
                             Managing and Sole Member

                         JOSEPH STILWELL


                         /s/ Joseph Stilwell
                         ----------------------------------------------
                         Joseph Stilwell



                         ----------------------------------------------
                         (Stilwell Director)